XO10060453002079

Guarantee – G1 Limited (09) - PRCPG

(By one or more individuals)

Standard Chartered

To: Standard Chartered Bank (Hong Kong) Limited
(as agent for itself and each SCB Group Company (as defined below) to which any Liabilities are owed from time to time)

1. In consideration of, amongst other things, STANDARD CHARTERED BANK (HONG KONG) LIMITED (hereinafter called "the Bank", which expression shall include and extend to its successors and assigns) granting or continuing banking facilities or other accommodation for so long as the Bank may think fit to Hong Kong Highpower Technology Company Limited

(hereinafter called the "Customer")

I/we Mr. Pan Dangyu of Room 604, BLK 2, 3417, 463 Shou Gou Lin Road, Guangzhou City, China

hereby unconditionally guarantee, undertake and agree on written demand by the Bank:

(a) to pay and discharge the following (hereinafter called the "Liabilities"):

(i) all moneys now or hereafter advanced to or paid for or on account of the Customer (whether alone or jointly with any other person) by the Bank and/or any other company of the Standard Chartered Group being Standard Chartered Bank (including all its branches) ("SCB"), the parent or any subsidiary or associated company of SCB (each a "SCB Group Company"); and

(ii) all other liabilities of the Customer to the Bank and/or any SCB Group Company whatsoever, whether actual or contingent, present or future and including, without limitation, liabilities incurred as a guarantor or surety together with all interest thereon and commission, costs, charges and expenses chargeable by the Bank and/or any SCB Group Company to the Customer (including legal fees), from time to time remaining unpaid and undischarged;

PROVIDED ALWAYS that (subject as mentioned in Clause 12) the amount for which I/we shall be liable to the Bank under this sub-clause (and not including any amounts due under sub-clauses (b) and (c) of this Clause) shall not exceed UNITED STATES DOLLARS SIX MILLION ONLY (USD6,000,000.-) plus interest, commission, cost, charges and expenses as aforesaid;

(b) to pay interest, in the currency in which such sums are denominated in the Bank's books, on all sums due from me/us to the Bank under this Guarantee (hereinafter called the "Guaranteed Sums") or the outstanding balance thereof from time to time during the period from the date of demand by the Bank as aforesaid or from the date of discontinuance of this Guarantee by me/us until the date when the Guaranteed Sums are discharged in full (after as well as before judgment) at a rate or rates per annum conclusively certified by the Bank to be one and one half of one per cent. (1-1/2%) above the rate or rates at which the Customer would have been liable to pay interest on the amounts demanded by the Bank under the facilities or other accommodation extended by the Bank and/or any SCB Group Company to the Customer (and to the extent permitted by law the Bank shall be entitled to compound such interest monthly);

(c) to pay all costs and expenses which are of reasonable amount and were reasonably incurred (whether directly and indirectly) by the Bank in connection with the recovery or attempted recovery by the Bank of moneys due to the Bank under this Guarantee (including without limitation legal costs on an indemnity basis).

2. This Guarantee shall extend to cover:

(a) in the case of the death, bankruptcy or liquidation of the Customer, all sums which would have been owing to the Bank and/or any SCB Group Company by the Customer if such death had occurred or such bankruptcy or liquidation had commenced at the time when the Bank received actual notice thereof and notwithstanding such death, bankruptcy or liquidation;

(b) all money obtained from or liabilities incurred to the Bank and/or any SCB Group Company notwithstanding that the borrowing or the incurring of such liabilities may have been invalid or in excess of the powers of the Customer or of any director, attorney, agent or other person purporting to borrow or act on behalf of the Customer and notwithstanding any other irregularity in the borrowing or the incurring of such liabilities;

(c) in the event of the discontinuance by any means of this Guarantee, all cheques, drafts, bills, notes and negotiable instruments drawn by or for the account of the Customer on the Bank and purporting to be dated on or before the date when such discontinuance became known to the Bank or (in the case of notice to discontinue given hereunder) took effect although presented to or paid by the Bank after that date and all liabilities of the Customer to the Bank at such date whether actual or contingent and whether payable forthwith or at some future time and also all credits then established by the Bank for the Customer.

3. I/We shall be deemed to be liable as the sole or principal debtor(s) for the Liabilities and this Guarantee shall be binding on me/us notwithstanding that the Customer is not so bound either because the Customer is an infant or under a disability or is an unincorporated body which is under no liability to discharge obligations undertaken or purported to be undertaken on its behalf or for any other reason whatsoever.

4. If this Guarantee is given in respect of the Liabilities of a firm it shall apply to all moneys borrowed and Liabilities incurred until receipt by the Bank of actual notice of dissolution of the firm but if there shall be any other change in the constitution of the firm, whether by way of death or retirement of any partner or the introduction of any further partner, this Guarantee shall continue and, in addition to securing the debts and Liabilities of the firm as constituted before the change, shall apply to the debts and Liabilities of the firm as constituted after such change.

5. Neither our liability nor the validity or enforceability of this Guarantee shall be prejudiced, affected, impaired or discharged by (a) the grant of any time or indulgence to the Customer or any other person, (b) any variation, increase, renewal or termination of any banking facility or other accommodation provided to the Customer, (c) the grant of any new, additional or further banking facility or other accommodation to the Customer, (d) the invalidity or unenforceability of any obligation or liability of the Customer to the Bank, (e) any waiver, exercise, omission to exercise, compromise, or release of any rights against the Customer or any other person or (f) any other present or future security or guarantee held or to be held by the Bank becoming wholly or partly invalid or unenforceable or (g) any other arrangement with the Customer or any other person, in each case, whether with or without reference to me/us or with or without obtaining my/our prior written consent.

6. This Guarantee shall not be affected by any failure on the part of the Bank and/or any SCB Group Company to take any security or by the invalidity of any security taken or by any existing or future agreement by the Bank and/or any SCB Group Company as to the application of any advances made or to be made to the Customer. My/Our liability hereunder shall not be discharged or in any way affected by any act or omission on the part of the Bank under or in relation to this Guarantee or by any course of dealing between the Bank and me/us.

7. This Guarantee shall not be considered as satisfied or discharged by any intermediate payment or satisfaction of the whole or any part of the Liabilities or by any other matter or thing whatsoever but shall constitute and be a continuing guarantee to the Bank and shall extend to cover the ultimate balance of the Liabilities and shall be binding upon me/us and my/our personal representatives until the expiration of one month after the receipt by the Bank from me/each of us or my/our personal representatives of notice in writing to discontinue it.

8. This Guarantee shall be in addition to and is not to prejudice or be prejudiced by any other guarantee or other security whether by way of mortgage, charge, lien or otherwise which the Bank may now or at any time hereafter have or hold from me/us, the Customer or any other party for all or any part of the Liabilities and on discharge by payment or otherwise shall remain the property of the Bank.

9. In the event of this Guarantee being determined or ceasing from any cause to be binding as a continuing guarantee on me/us or my/our personal representatives:

(a) it shall be lawful for the Bank and/or any SCB Group Company to continue to provide facilities (as hereinbefore mentioned) to the Customer and to continue any account with the Customer notwithstanding such event and my/our liability or as the case may be the liability of my/our estate(s) for the amount of the Liabilities at the date this Guarantee is determined shall continue notwithstanding any subsequent payment to or drawing upon or advance by the Bank and/or any SCB Group Company by or to or for or on behalf of the Customer; and

(b) the Bank may forthwith without thereby affecting its rights under this Guarantee open a new or separate account with the Customer and, if the Bank does not open a new or separate account, the Bank shall nevertheless be treated as if it had done so at the time (the "relevant time") that the Bank received notice or became aware that this Guarantee had determined or ceased to be binding as a continuing guarantee and as from the relevant time all moneys paid by or on behalf of the Customer shall be credited or be treated as having been credited to the new or separate account and shall on settlement of any claim in respect of this Guarantee not operate to reduce the amount due from the Customer at the relevant time or the interest thereon unless the person or persons paying in such moneys shall at the time of payment direct the Bank in writing to appropriate the sum specially to that purpose.

10. The Bank shall be entitled at all times to place and keep in a separate or suspense account or accounts to the credit of me/us or, as the case may be, my/our personal representatives or to the credit of such other person as the Bank may think fit any moneys received under this Guarantee or as a result of the exercise of any of its rights against the Customer or any other surety in respect of the Liabilities for so long and in such manner as the Bank may determine without any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Liabilities and the Bank shall be entitled to prove against me/us as if any amount standing to the credit of such account had not been received. I/We hereby irrevocably waive any right of appropriation in respect of any sums paid by me/us or any one or more of us hereunder.

11. Until all the Liabilities have been fully paid and discharged (and notwithstanding that I/we may have discharged the amount of this Guarantee), I/we shall not take any step to enforce any right against the Customer or his/their representatives in respect of this Guarantee or of any moneys paid hereunder or prove in any bankruptcy, liquidation, administration, winding up or other proceeding having an effect equivalent thereto of the Customer (each of which proceedings are hereinafter called a "Liquidation") in respect thereof in competition with the Bank or claim the benefit of any securities held by the Bank.

12. I/We have not taken and, until the Liabilities and Guaranteed Sums have been discharged and satisfied in full, will not take without the Bank's prior written consent any security (which for the purposes of this Clause shall include any promissory note, cheque or bill of exchange) from the Customer in connection with this Guarantee; and in the event of me/us or any one or more of us having taken or taking any security in contravention of this provision I/we or such one or more of us will hold the same on trust for the Bank as further security for the Bank and will forthwith deposit the same and all documents relating thereto with the Bank and I/we will account to the Bank for all moneys at any time received by me/us or such one or more of us in respect thereof and in default of me/us so doing the maximum amount for which I/we am/are to be liable under this Guarantee (as set out in Clause 1(a) above) shall be increased by the amount by which any dividend in the bankruptcy or in the Liquidation of the Customer or otherwise payable by the Customer to the Bank is thereby diminished.

13. Any settlement or discharge between me/us and/or any one of us and the Bank shall be conditional upon no security (including without limitation, any guarantee) furnished or payment made to the Bank by the Customer or any other person being avoided or reduced by virtue of any relevant statutory provisions or enactments relating to bankruptcy, winding up or liquidation or other proceeding having an equivalent effect to any of the foregoing for the time being in force in any jurisdiction and the Bank shall be entitled to retain any security held in respect of my/our liability hereunder (hereinafter called the "Guarantee Security") until the expiration of the period or periods under such provisions or enactments within which such payment or security could be avoided or reduced and if within any such period the payment or security is so avoided or reduced the Bank shall be entitled to retain the Guarantee Security or any part thereof for and during such further period as the Bank in its entire discretion shall determine.

14. In any proceedings under or for any other purpose of this Guarantee a certificate signed by any officer or representative of the Bank certifying the amount of the Liabilities shall be accepted by me/each of us and my/our respective legal representative(s) as conclusive evidence thereof.

15. (a) I/We will pay and discharge the Liabilities and any interest payable by me/us pursuant to Clause 1(b) hereof, in whatever currency or currencies the Liabilities are entered in the books of the Bank and if any part of the Liabilities is entered in a different currency from any other part or parts of the Liabilities I/we shall pay and discharge each part of the Liabilities and any interest payable by me/us pursuant to Clause 1(b) hereof, in the currency in which such part or as the case may be such interest is entered in the books of the Bank and if any such payment of discharge is subject to any withholding or other tax, duty, levy, impost or charge imposed or levied by or on behalf of any government or any political subdivision or taxing authority thereof I/we shall pay to the Bank such additional amounts as may be necessary to ensure the receipt by the Bank of the full amount of the Liabilities and any such interest.

(b) For the purposes of ascertaining at any time and in particular on the date of any demand hereunder the maximum amount (if any) for which I/we am/are to be liable in accordance with Clause 1(a) hereof if some or all of the Liabilities are entered in the books of the Bank in a currency or currencies other than the currency in which such maximum amount is denominated (the "Limit Currency") those parts of the Liabilities denominated in currencies other than the Limit Currency will be converted, notionally, into the Limit Currency at the rate at which the Bank would sell to me/us, in accordance with its usual practices, the currency in which such other parts of the Liabilities are denominated provided always and I/we agree that if some or all of the Liabilities are entered in the books of the Bank in a currency other than the Limit Currency, and the amount of the Liabilities exceeds the maximum amount stipulated in Clause 1(a), the Bank shall be at liberty to elect which parts of the Liabilities shall be and form part of the Guaranteed Sums.

16. (a) I/We agree that in addition to and without prejudice to any general or banker's lien, right to combine or consolidate accounts, right of set-off or any other rights which the Bank or any SCB Group Company may have under law, the Bank may at any time and from time to time without prior notice to me/us set off, transfer or apply, and I/we authorize each SCB Group Company to transfer or release to the Bank or the relevant SCB Group Company upon request, all or any of the moneys from time to time standing to the credit of any account (whether or not in Hong Kong, and in whatever currency) which I/we maintain with the Bank or any SCB Group Company, whether singly or jointly with any other person, and whether or not matured or subject to notice, in or towards discharging the Liabilities or any other of my/our obligations under this Guarantee and to purchase therewith for my/our account any other currency required for such purpose.

(b) To the fullest extent permitted under law, the circumstances in which the Bank or any SCB Group Company will exercise their rights of set-off against me/us include without limitation the following: (i) any of my/our liabilities to the Bank or any SCB Group Company become overdue, (ii) any attachment, execution or similar process is levied against me/us, (iii) a petition in bankruptcy is filed by or against me/us, (iv) a receiver is appointed over all or any substantial part of my/our assets, or (v) the Bank or any SCB Group Company has reason to believe that I/we am/are unable to pay my/our debts when due.

17. The Bank shall keep information provided by me/us or relating to me/us confidential except that the Bank may disclose such information to (a) any SCB Group Company; (b) any SCB Group Company's service provider or professional advisor who is under a duty of confidentiality to the discloser; (c) any actual or potential participant, sub-participant or transferee of the Bank's rights and obligations under this Guarantee; (d) any rating agency, insurer or insurance broker, or direct or indirect provider of credit protection; or (e) as required by law or any government, quasi-government, administrative, regulatory or supervisory body or authority, court or tribunal, whether each of the above is located in or outside Hong Kong.

I/We agree that all personal data relating to me/us collected by the SCB Group Companies from time to time may be used and disclosed for such purposes and to such persons as set out in the Notice to Customers and other Individuals relating to the Personal Data (Privacy) Ordinance and the Code of Practice on Consumer Credit Data, which I/we have received.

18. Any notice or demand hereunder shall be in writing and shall be deemed to have been sufficiently given if sent by prepaid (and, if posted to a place outside Hong Kong, air mail) post to the address of the person to whom such notice or demand is to be given as appearing herein or to such other address as such person may from time to time have notified to the Bank and any notice or demand so sent shall be deemed to have been served on the day following the date of posting if posted in Hong Kong to an address in Hong Kong and on the eighth day following posting if posted to or from a place outside Hong Kong and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted.

19. If any one or more of the provisions of this security or any part or parts thereof shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, such illegality, invalidity or unenforceability shall not vitiate any other provisions of this security and this security shall be construed as if such illegal, invalid or unenforceable provisions were not contained herein.

20. In this Guarantee wherever the context so requires or admits (i) where the Customer comprises two or more persons all references to the Customer shall be construed as references to all or any of such persons, (ii) the singular shall include the plural and vice versa, (iii) the expression "person" shall mean and include a company, society, corporation, firm or an individual and in the case of an individual his or her executors, administrators, committee, receiver or other person lawfully acting on behalf of every such person, (iv) the expression "this Guarantee" shall be construed as including and extending to any separate or independent stipulation or agreement herein contained, and (v) any reference to any statutory provision or enactment shall be deemed to include a reference to any modification or re-enactment thereof of the time being in force. Without prejudice to the other provisions hereof, if, at any time, any Liabilities owed to any SCB Group Company are outstanding, then any reference herein to "the Bank" shall, to the fullest extent required for protecting the interest of such SCB Group Company, be construed as referring to the Bank and/or such SCB Group Company in such manner as the Bank may determine from time to time.

21. Where this Guarantee is signed by more than one party our liability hereunder shall be joint and several and every agreement and undertaking on our part shall be construed accordingly and all references to us in this Guarantee shall, where the context requires or admits, be construed as references to all or any of us and the Bank shall be at liberty to release or discharge any of us from the liabilities of this Guarantee or to accept any composition from or make any other arrangements with any of us without releasing or discharging the other or others of us or otherwise prejudicing or affecting the rights and remedies of the Bank against the other or others of us and no one of us shall be nor shall this Guarantee be released or discharged by death or the death of any other of us.

22. This Guarantee is and shall remain valid and binding for all purposes notwithstanding, as may be applicable, my/our death, bankruptcy, liquidation or other incapacity or any change in my/our constitution by way of amalgamation, consolidation, reconstruction or otherwise (or the retirement or death of any partner or the introduction of any further partner). This Guarantee shall remain valid and binding for all purposes notwithstanding any change by amalgamation, consolidation or otherwise which may be made in the constitution of the company or corporation by which the business of the Bank and/or any SCB Group Company may from time to time be carried on and shall be available to the company carrying on that business for the time being.

23. This Guarantee is and will remain the property of the Bank notwithstanding the payment in full of any claim or claims of the Bank hereunder.

24. This Guarantee shall be governed by and construed in accordance with the laws of Hong Kong and I/we hereby submit to the non-exclusive jurisdiction of the Hong Kong courts.

25. I/We hereby appoint the person named below (if any) as my/our agent to accept service of any legal process in Hong Kong in connection with this Guarantee. I/We agree that any writ, summons, order, judgment or other document shall be deemed duly and sufficiently served on me/us if addressed to me/us or to the said agent and left at, or sent by post to the respective address of me/us or the said agent last known to the Bank. The foregoing shall not limit the rights of the Bank to serve process on me/us in any manner permitted by law in any jurisdiction.

25a. To secure due performance of obligations by me/us under this Guarantee, I/we irrevocably and unconditionally authorise the Bank to be my/our true and lawful representative (with full power of delegation and substitution) to execute, sign and do all documents, acts and things (in the name of me/us or otherwise) for carrying out any of my/our obligations or for exercising the Bank's rights under this Guarantee.

25b. I/We hereby undertake to the Bank that I/we will register this Guarantee with the appropriate foreign exchange authority in the PRC as soon as such registration is available and, to the extent permitted by PRC regulations, irrevocably and unconditionally authorise and acknowledge that the Bank may at its discretion act on my/our behalf for such registration and for such purpose, the Bank may further authorise any other party to act on their behalf as the Bank may think fit.

26. I/We agree that the Chinese translation shall not apply in construing this Guarantee and that the English version shall govern for all purposes.

Dated 26 day of MAY 2010 ← please date.

Name of Process Agent (if any): HONG KONG HIGHPOWER TECHNOLOGY COMPANY LIMITED

Address of Process Agent: ROOM 4, BLOCK 4, 13/F, TAI PING IND CTR, 51A TING KOK ROAD, TAI PO, NT

pls complete per GD1 (cv)

P.T.O. ⇒

Individual Signatory

Signed: 潘党育 (signature of guarantor) — Mr. Pan Dangyu (name of guarantor)

Please sign & fill in

I/D Card No. (or equivalent) of guarantor:

In the presence of:

Name of Witness:	Adam Wong	Name of Witness:	Chen Yang (to Rebecca)
I/D Card No. (or equivalent) of Witness:	1272P27 Adam Wong (HK9211)	I/D Card No. (or equivalent) of Witness:	
Address of Witness:	5/F DVR	Address of Witness:	5/F DVR
Occupation of Witness:	RM	Occupation of Witness:	ARM
(Signature of Witness)	[signature] SV-?	(Signature of Witness)	[signature]

Please complete by 2 Bank managers.

RM sv on last page of this g'tee

Individual Signatory

Signed: ______ (signature of guarantor) ______ (name of guarantor)

I/D Card No. (or equivalent) of guarantor:

In the presence of:

Name of Witness:		Name of Witness:	
I/D Card No. (or equivalent) of Witness:		I/D Card No. (or equivalent) of Witness:	
Address of Witness:		Address of Witness:	
Occupation of Witness:		Occupation of Witness:	
(Signature of Witness)		(Signature of Witness)	